Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Financial Highlights" in the Columbia Newport Greater China Fund Class A, B and C Shares Prospectus and the Class Z Shares Prospectus and in the introduction and under the caption "Independent Registered Public Accounting Firm of the Funds" in the combined Statement of Additional Information in Post-Effective Amendment Number 66 to the Registration Statement (Form N-1A, No. 2-66976) of Columbia Funds Trust II (formerly, Liberty Funds Trust II) and to the incorporation by reference of our report dated October 17, 2003 on Columbia Newport Greater China Fund (formerly, Liberty Newport Greater China Fund) included in the Annual Report to Shareholders for the fiscal year ended August 31, 2003.



                                                          /s/ ERNST & YOUNG LLP
                                                             ERNST & YOUNG LLP



Boston, Massachusetts
December 27, 2004